                                                                   EXHIBIT 28(n)

                               MULTIPLE CLASS PLAN

                    LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

         WHEREAS, Lincoln Variable Insurance Products Trust (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, shares of beneficial interest of the Trust are currently divided into a number of separate series, as listed on Schedule I hereto (collectively, the "Funds"), which Schedule can be amended to add or remove a series by an amended schedule signed on behalf of the Trust, and the shares of each series may, under the Trust's Declaration of Trust, be divided into classes;

         WHEREAS, the Trust desires to adopt, on behalf of each of the Funds, a multiple class plan pursuant to Rule 18f-3 under the 1940 Act (the "Plan") with respect to each of the Funds;

         WHEREAS, the Plan has been approved by a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust;

         WHEREAS, the Board of Trustees has determined that the Plan, including the allocation of expenses, is in the best interests of the Trust as a whole, each Fund of the Trust, and each class of shares offered by the Funds;

         WHEREAS, the Plan sets forth the provisions relating to the establishment of multiple classes of shares for the Funds; and

         WHEREAS, to the extent that a subject matter set forth in this Plan is covered by the Trust's Agreement and Declaration of Trust or By-Laws, such Agreement and Declaration of Trust or By-Laws will control in the event of any inconsistencies with this Plan.

         NOW, THEREFORE, the Trust hereby adopts, on behalf of the Funds, the Plan, in accordance with Rule 18f-3 under the 1940 Act, on the following terms and conditions:

CLASSES

         1. Each Fund issues its shares of beneficial interest in two classes:
"Standard Class shares" and "Service Class shares." Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any class expenses; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to it or its distribution and/or servicing arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Standard Class shares and Service Class shares shall have the features described below.

         2. All shares of the Trust shall be sold solely to the separate accounts of certain life insurance companies ("Insurance Companies") for the purpose of funding certain variable annuity and variable life insurance contracts ("Variable Contracts") and to such other investors as are determined to be eligible to purchase such shares.

FRONT-END AND CONTINGENT DEFERRED SALES CHARGES

         3. The Standard Class and Service Class shares are sold at the then-current net asset value without the imposition of any front-end or contingent deferred sales charges (although the Variable Contracts may be subject to such sales charges).

RULE 12b-1 PLANS

         4. In accordance with the distribution and service plan adopted pursuant to Rule 12b-1 under the 1940 Act by the Trust on behalf of the Service Class of each Fund (the "Service Class 12b-1 Plan"), the Trust shall pay to the Insurance Companies or others a monthly fee not to exceed 0.35% per annum of each Fund's average daily net assets represented by its Service Class shares, as may be determined by the Board of Trustees from time to time.

         5. The Service Class 12b-1 Plan may be used to pay the Insurance Companies or others to assist in the promotion and distribution of Service Class shares or Variable Contracts offering Service Class shares. Payments made under the Service Class 12b-1 Plan may be used for, among other things, the printing of prospectuses and reports used for sales purposes; preparing and distributing sales literature and related expenses; advertisements; education of contract owners or dealers and their representatives; and other distribution-related expenses. Payments made under the Plan also may be used to pay Insurance Companies, dealers or others for, among other things, service fees as defined under National Association of Securities Dealers, Inc. rules; furnishing personal services or such other enhanced services as the Trust or a Variable Contract may require; or maintaining customer accounts and records.

         6. The Trust has not adopted any Rule 12b-1 Plan for the Standard Class shares of the Funds.

ALLOCATION OF EXPENSES

         7. The Trust shall allocate to each class of shares of a Fund any fees and expenses incurred by the Trust in connection with the distribution or servicing of such class of shares under a Rule 12b-1 Plan, if any, adopted for such class. In addition, the Trust reserves the right, subject to approval by the Board of Trustees, to allocate fees and expenses of the following nature to a particular class of shares of a Fund (to the extent that such fees and expenses actually vary among each class of shares or vary by types of services provided to each class of shares of the Fund):

         (a) transfer agency and other recordkeeping costs;

         (b) Securities and Exchange Commission and blue sky registration or qualification fees;

         (c) printing and postage expenses related to printing and distributing class-specific materials, such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class of shares;

         (d) audit or accounting fees or expenses relating solely to such class;

         (e) the expenses of administrative personnel and services as required to support the shareholders of such class;

         (f) litigation or other legal expenses relating solely to such class of shares;

         (g) Trustees' fees and expenses incurred as a result of issues relating solely to such class of shares; and

         (h) other expenses subsequently identified and determined to be properly allocated to such class of shares.

      8. All expenses incurred by a Fund will be allocated to each class of shares of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund, except for any expenses that are allocated to a particular class as described in paragraph 7 above.

ALLOCATION OF INCOME AND GAINS

      9. Income and realized and unrealized capital gains and losses of a Fund will be allocated to each class of shares of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund.

CONVERSIONS

     10. Standard Class and Service Class shares do not have a conversion feature.

EXCHANGES

    11. Shares of either class of a Fund may be exchangeable for shares of the same class of another Fund of the Trust according to the terms and conditions related to transfer privileges set forth in the Variable Contract's and/or a Fund's current prospectus and statement of additional information, as they may be amended from time to time.

WAIVERS AND REIMBURSEMENTS

   12. Expenses may be waived or reimbursed by any investment adviser to the Trust or any other provider of services to the Trust without the prior approval of the Board of Trustees, provided such waiver is consistent with applicable requirements under the 1940 Act and the Internal Revenue Code of 1986.

OTHER PROVISIONS

   13. Each class will vote separately with respect to any Rule 12b-1 Plan related to that class.

   14. On an ongoing basis, the Trustees, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor each Fund for the existence of any material conflicts between the interests of all the classes of shares offered by such Fund. The Trustees, including a majority of the Trustees who are not interested persons of the Trust, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. The management and/or the investment adviser of each Fund shall be responsible for alerting the Board to any material conflicts that arise.

   15. All material amendments to this Plan must be approved by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

                                   SCHEDULE I
                                   ----------
                            Effective April 29, 2011

                                      FUNDS
--------------------------------------------------------------------------------
LVIP Baron Growth Opportunities Fund
LVIP Capital Growth Fund
LVIP Cohen & Steers Global Real Estate Fund
LVIP Columbia Value Opportunities Fund
LVIP Delaware Bond Fund
LVIP Delaware Growth and Income Fund
LVIP Delaware Social Awareness Fund
LVIP Delaware Special Opportunities Fund
LVIP Janus Capital Appreciation Fund
LVIP MFS International Growth Fund
LVIP MFS Value Fund
LVIP Mid-Cap Value Fund
LVIP Mondrian International Value Fund
LVIP Money Market Fund
LVIP SSgA Bond Index Fund
LVIP SSgA Developed International 150 Fund
LVIP SSgA Emerging Markets 100 Fund
LVIP SSgA International Index Fund
LVIP SSgA Large Cap 100 Fund
LVIP SSgA S&P 500 Index Fund
LVIP SSgA Small-Cap Index Fund
LVIP SSgA Small-Mid Cap 200 Fund
LVIP T. Rowe Price Growth Stock Fund
LVIP T. Rowe Price Structured Mid-Cap Growth Fund
LVIP Templeton Growth Fund
LVIP Turner Mid-Cap Growth Fund
LVIP Wells Fargo Intrinsic Value Fund

LVIP Protected Profile Conservative Fund
LVIP Protected Profile Moderate Fund
LVIP Protected Profile Growth Fund

LVIP Protected Profile 2010 Fund
LVIP Protected Profile 2020 Fund
LVIP Protected Profile 2030 Fund
LVIP Protected Profile 2040 Fund
LVIP Protected Profile 2050 Fund

                                      FUNDS
--------------------------------------------------------------------------------
LVIP Delaware Foundation Aggressive Allocation Fund
LVIP Delaware Foundation Conservative Allocation Fund
LVIP Delaware Foundation Moderate Allocation Fund

LVIP Global Income Fund

LVIP BlackRock Inflation Protected Bond Fund
LVIP Delaware Diversified Floating Rate Fund
LVIP J.P. Morgan High Yield Fund

LVIP American Balanced Allocation Fund
LVIP American Growth Allocation Fund
LVIP American Income Allocation Fund

LVIP SSgA Conservative Index Allocation Fund
LVIP SSgA Moderate Index Allocation Fund
LVIP SSgA Moderately Aggressive Index Allocation Fund
LVIP SSgA Conservative Structured Allocation Fund
LVIP SSgA Moderate Structured Allocation Fund

LVIP SSgA Moderately Aggressive Structured Allocation Fund
LVIP SSgA Global Tactical Allocation Fund

LVIP Dimensional U.S. Equity Fund
LVIP Dimensional Non-U.S. Equity Fund
LVIP Vanguard Domestic Equity ETF Fund
LVIP Vanguard International Equity ETF Fund
LVIP Dimensional/Vanguard Total Bond Fund

LVIP Protected American Balanced Allocation Fund
LVIP Protected American Growth Allocation Fund

                                       I-2